UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2026
KITE REALTY GROUP TRUST
KITE REALTY GROUP, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204
(Address of principal executive offices) (Zip Code)
(317) 577-5600
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President
On March 20, 2026, the Board of Trustees (the “Board”) of Kite Realty Group Trust (the “Company”) appointed Heath R. Fear, who currently serves as the Company’s Chief Financial Officer, to additionally serve as President, effective immediately. Thomas K. McGowan will continue to serve as President and Chief Operating Officer.
Mr. Fear, age 57, has served as the Company’s Executive Vice President and Chief Financial Officer since November 2018. Prior to joining the Company, Mr. Fear served as Chief Financial Officer at GGP Inc., and was previously Chief Financial Officer at Retail Properties of America, Inc. (“RPAI”). Mr. Fear has over 30 years of experience in the real estate industry. He holds a J.D. from the University of Illinois College of Law and a B.A. degree in Political Science and English from John Carroll University.
Following his appointment, Mr. Fear and the Company’s other executive officers each entered into a new employment agreement as described below in further detail.
Employment Agreements
On March 20, 2026, the Company entered into new employment agreements with each of John A. Kite, Thomas K. McGowan, and Heath R. Fear (each, an “Executive”), effective as of March 20, 2026 (each, an “Employment Agreement,” and together, the “Employment Agreements”). The Employment Agreements supersede the employment agreements that the Company previously entered into with each Executive. Pursuant to these Employment Agreements, Mr. Kite will serve as the Company’s Chief Executive Officer; Mr. McGowan will serve as the Company’s President and Chief Operating Officer; and Mr. Fear will serve as the Company’s President and Chief Financial Officer.
The initial term of each Employment Agreement will end on the fifth anniversary of the effective date, and such term will be automatically extended for an additional one-year period on such date and each anniversary of the effective date thereafter, unless terminated earlier pursuant to the relevant Employment Agreement. In addition, the term of each Employment Agreement will be automatically extended as of the consummation of a change in control until the second anniversary following such change in control and for an additional one-year period on each anniversary thereafter, unless terminated earlier pursuant to the relevant Employment Agreement. An election not to automatically extend the term of each Employment Agreement for an additional one-year period may be made by either party but must be made at least 180 days prior to the date when such term would otherwise be extended.
Pursuant to the Employment Agreements, Mr. Kite’s annual base salary will be $1,030,000, and Mr. McGowan’s and Mr. Fear’s will be $620,000. Each Executive’s base salary may be increased but not decreased by the Board during the term of the Employment Agreement. In addition, each Executive is entitled to participate in the Company’s annual cash incentive program. Mr. Kite’s annual cash incentive target will be at least 150% of his annual base salary then in effect, and both Mr. McGowan’s and Mr. Fear’s annual cash incentive target will be at least 100% of such Executive’s annual base salary then in effect. The Employment Agreements also provide that each Executive is entitled to participate in the Company’s equity incentive plan and any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans, and similar benefits commensurate with the benefits that the Company provides to its senior executives generally.
If the Executive is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the applicable Employment Agreement), subject to his execution and non-revocation of a waiver and release agreement in favor of the Company, he will be entitled to (i) a lump sum severance payment equal to three times the sum of his base salary then in effect and the average annual incentive compensation actually paid to the Executive with respect to the prior three fiscal years, (ii) a lump sum payment equal to his pro rata target annual cash incentive compensation for the year of termination, without regard to the achievement of the performance criteria, (iii) if such termination occurs in the two-year period following a change in control, a lump sum payment equal to the target equity award value granted in arrears in the fiscal year following the performance year if such termination occurred prior to the granting of such award, determined without regard to the achievement of the performance criteria, (iv) continued medical, prescription and dental benefits to the Executive and/or the Executive’s family for 18 months following the Executive’s termination date, (v) full and immediate vesting of his equity awards that are subject only to time-vesting based on service, and (vi) pro-rata vesting of his performance-based equity awards (other than any performance-based equity award that specifically supersedes the vesting provision of the Employment

Agreement) if the performance objectives are achieved at the end of the performance period (unless termination occurs in the two-year period following a change in control, in which case there will be full and immediate vesting of his performance-based equity awards as of his termination date at the greater of (A) the target level on his termination date or (B) actual performance as of his termination date).
Upon the Executive’s termination of employment due to death or “disability” (as defined in the Employment Agreement), the Executive (or, in the case of the Executive’s death, the Executive’s beneficiary or estate) will be entitled to (i) the amount of the Executive’s compensation accrued as of the termination date, (ii) a lump sum payment equal to his pro rata annual incentive compensation target for the year of termination, (iii) continued medical, prescription and dental benefits to the Executive and/or the Executive’s family for 18 months following the Executive’s termination date, and (iv) full and immediate vesting of his equity awards, other than any performance-based equity award that specifically supersedes the vesting provision of the Employment Agreement.
The Employment Agreements contain (i) confidentiality and non-disparagement restrictions during the term and thereafter, (ii) non-competition restrictions during the term and for 18 months thereafter, and (iii) non-solicitation restrictions during the term and for two years thereafter. The non-competition and non-solicitation restrictions will not apply to an Executive if the term of his Employment Agreement ends as a result of the Company’s election not to renew the term. The non-competition restrictions will also not apply if a change in control is consummated and the Executive resigns without “good reason” between the first and second anniversary of the consummation of such change in control.
The foregoing summary of the terms and conditions of the Employment Agreements is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 and incorporated by reference herein.
Board Matters
On March 18, 2026, Bonnie S. Biumi, who has served as an independent trustee of the Company since the Company’s merger with RPAI in October 2021, notified the Company that she did not intend to stand for reelection at the 2026 annual meeting of shareholders (the “2026 annual meeting”).
The voluntary decision of Ms. Biumi to not stand for reelection at the 2026 annual meeting was not due to any disagreement between her and the Company, the Board, or management. In connection with the voluntary decision of Ms. Biumi to not stand for reelection at the 2026 annual meeting, the size of the Board (currently comprised of 11 trustees) will be decreased to ten trustees effective upon the commencement of the 2026 annual meeting, consistent with the Board’s desire to reduce the size of the Board over time to a size that is more typical of comparable companies.
On March 19, 2026, Peter L. Lynch, who has served as an independent trustee of the Company since the Company’s merger with RPAI in October 2021, notified the Company that he does not intend to stand for reelection at the 2027 annual meeting of shareholders (the “2027 annual meeting”). Assuming he is reelected at the 2026 annual meeting, Mr. Lynch is expected to serve on the Board until the commencement of the 2027 annual meeting.
On March 19, 2026, Barton R. Peterson, who has served as an independent trustee of the Company since November 2013, also notified the Company that he does not intend to stand for reelection at the 2027 annual meeting. Assuming he is reelected at the 2026 annual meeting, Mr. Peterson is expected to serve on the Board until the commencement of the 2027 annual meeting.
The voluntary decisions of Messrs. Lynch and Peterson to not stand for reelection at the 2027 annual meeting were not due to any disagreement between either of them and the Company, the Board, or management. In connection with the voluntary decisions of Messrs. Lynch and Peterson to not stand for reelection at the 2027 annual meeting, the size of the Board is expected to be further decreased to eight trustees upon the commencement of the 2027 annual meeting.
Item 7.01. Regulation FD Disclosure.
A copy of the press release issued by the Company on March 20, 2026 announcing the appointment of Mr. Fear as President, as discussed above, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of March 20, 2026, by and between Kite Realty Group Trust and John A. Kite

10.2	Executive Employment Agreement, dated as of March 20, 2026, by and between Kite Realty Group Trust and Thomas K. McGowan

10.3	Executive Employment Agreement, dated as of March 20, 2026, by and between Kite Realty Group Trust and Heath R. Fear

99.1	Kite Realty Group Trust Press Release dated March 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 20, 2026	By:	/s/ HEATH R. FEAR

Heath R. Fear
President and Chief Financial Officer

KITE REALTY GROUP, L.P.
By: Kite Realty Group Trust, its sole general partner

	By:	/s/ HEATH R. FEAR

Heath R. Fear
President and Chief Financial Officer